Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

and the Associated Preferred Stock Purchase Rights

of

Biosite Incorporated

at

$85.00 Per Share

Pursuant to the Offer to Purchase

Dated April 2, 2007

by

Louisiana Acquisition Sub, Inc.

a wholly-owned subsidiary of

Beckman Coulter, Inc.

(Not to be used for Signature Guarantees)

THE OFFER AND ANY WITHDRAWAL RIGHTS THAT YOU MAY HAVE (AS DESCRIBED IN THE OFFER TO PURCHASE) WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL, 27, 2007

(THE END OF THE DAY ON FRIDAY), UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share, including the associated preferred stock purchase rights (collectively, the “Shares” and each a “Share”) of Biosite Incorporated, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Facsimile Transmission: “For Notice of Guaranteed Delivery” For Eligible Institutions Only: (718) 234-5001 For Confirmation Only Telephone: (877) 248-6417 or (718) 921-8317	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Louisiana Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Beckman Coulter, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 2, 2007, and in the related Letter of Transmittal (the “Offer To Purchase”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s):

(sign here)

Name(s) of Record Holder(s):

Number of Shares of Common Stock Tendered:

Certificate Number(s) (if available):

(please print)

Address(es):

(zip code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:                                                                                , 2007

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or copy thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days on the Nasdaq Global Select Market after the date hereof.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or copy thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Dated:	, 2007

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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